Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Research Frontiers Incorporated:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-184785, 333-179099, 333-133858, 333-40369, 333-115052, 333-65219 and 333-159093) and Form S-8 (No. 333-80575, 333-179097, 33-53030, 33-86910, 333-08623, 333-34163, 333-80575, 333-63374, 333-106754, 333-159094 and 333-196746) of Research Frontiers Incorporated of our reports dated March 16, 2017, relating to the consolidated financial statements and the financial statement Schedule II and the effectiveness of Research Frontiers Incorporated’s internal control over financial reporting, which appear in this Annual Report on Form 10-K. Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2016.

/s/ BDO USA, LLP
Melville, NY

March 16, 2017